UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 21, 2010
LEGACY BANCORP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51525	20-3135053
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

99 North Street
Pittsfield, Massachusetts 01201
(413) 443-4421
(Address, including zip code, of registrant’s principal executive offices and registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry into a Material Definitive Agreement.
ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
ITEM 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-2.1
EX-10.1
EX-99.1
EX-99.2

ITEM 1.01. Entry into a Material Definitive Agreement.
Merger Agreement
On December 21, 2010, Legacy Bancorp, Inc. ( “Legacy”) and Berkshire Hills Bancorp, Inc. (“Berkshire”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which Legacy will merge with and into Berkshire, with Berkshire as the surviving corporation (the “Merger”).
Pursuant to the Merger Agreement, at the effective time of the Merger, 90% of the outstanding Legacy common shares will be exchanged for Berkshire common shares at a fixed exchange ratio of 0.56385 Berkshire shares for each share of Legacy. This exchange is valued at $13.00 per share based on the $20.75 average closing price of Berkshire’s stock for the ten day period ending December 15, 2010. The remaining 10% of Legacy shares will be exchanged for cash in the amount of $1.30 per share. Merger consideration will be prorated to all Legacy shareholders based on this 90%/10% formula, such that the combined per share merger consideration to be received by Legacy shareholders shall be equal to 0.56385 Berkshire common shares and $1.30 in cash. Shares of Legacy Restricted Stock subject to an award shall be treated for all purposes as other outstanding shares of Legacy Common Stock, whether or not such shares are vested prior to the effective time of the Merger.
The merger is expected to be completed around June 30, 2011.
It is anticipated that regulatory approval will require the divestiture of some deposits in Berkshire County, Massachusetts. In the event such deposits are sold at a premium in excess of 3.5%, the Legacy shareholders shall be entitled to a cash payment equal to one-half of such excess, after taxes.
The Legacy Banks Foundation will continue to provide charitable contributions to local communities.
Under the terms of the Agreement, Legacy and its advisors are permitted to solicit and consider acquisition proposals from third parties through January 31, 2011. It is not anticipated that any developments will be disclosed with regard to this process unless Legacy’s Board of Directors makes a decision with respect to a potential superior acquisition proposal. There can be no assurance that the solicitation of proposals will result in an alternative transaction.
The Merger Agreement also includes termination provisions for Legacy and Berkshire and provides that, in connection with the termination of the Merger Agreement under specified circumstances, Legacy will be required to pay Berkshire a termination fee of $4.28 million, except that the termination fee will be $2.14 million in the event the Merger Agreement is terminated by Legacy in connection with entering into an Alternative Acquisition Agreement (as defined by the Merger Agreement).
The Merger Agreement has been unanimously approved by Legacy’s Board of Directors, and the transactions contemplated by the Merger Agreement are subject to, among other things, the approval of the Merger Agreement by the shareholders of Legacy and Berkshire, the receipt of requisite state and federal regulatory approvals, and other customary conditions. Officers and directors of Legacy holding approximately 370,386 shares of Legacy’s common stock have entered into voting agreements with Legacy, pursuant to which they have agreed to vote their shares in favor of the transaction (the “Voting Agreements”).
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.
In connection with the transaction, Legacy issued a press release, which is filed as Exhibit 99.2 hereto and is incorporated herein by reference.
Additional Information and Where to Find It
Legacy plans to file with the Securities and Exchange Commission (the “SEC”) and mail to its shareholders a proxy statement in connection with the transaction (the “Proxy Statement”). The Proxy Statement will contain important information about Legacy, Berkshire, the transaction and related matters. EXISTING AND PROSPECTIVE SECURITY HOLDERS OF LEGACY ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.
Legacy’s security holders will be able to obtain free copies of the Proxy Statement and other documents filed with the SEC by Legacy through the web site maintained by the SEC at www.sec.gov. In addition, documents filed by Legacy with the SEC, including filings that will be incorporated by reference in the Proxy Statement, can be obtained, without charge, upon written request addressed to the Kimberly A. Mathews, Corporate Secretary, Legacy Bancorp, Inc., 99 North Street, Pittsfield, Massachusetts 01201.
Legacy, Berkshire and their respective directors, executive officers and other members of management may be deemed to be participants in the solicitation of proxies in respect of the transactions contemplated by the merger agreement. Information regarding Legacy’s directors and executive officers is contained in Legacy’s Annual Report on Form 10-K for the year ended December 31,

2009, as filed with the SEC on March 15, 2010, and its proxy statement for its 2010 annual meeting, as filed with the SEC on March 25, 2010. Information about Berkshire’s directors, executive officers and other members of management is available from its 2009 Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the SEC on March 16, 2010, and its proxy statement for its 2010 annual meeting, as filed with the SEC on March 26, 2010. Additional information regarding the interests of those participants may be obtained by reading the Proxy Statement regarding the proposed transaction when it becomes available. EXISTING AND PROSPECTIVE SECURITY HOLDERS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING AN INVESTMENT DECISION WITH RESPECT TO LEGACY’S SECURITIES.
Cautionary Statement
The Merger Agreement has been included to provide investors with information regarding its terms. Except for its status as the contractual document that establishes and governs the legal relations among the parties thereto with respect to the transactions described above, the Merger Agreement is not intended to be a source of factual, business or operational information about the parties.
The representations, warranties and covenants made by the parties in the Merger Agreement are qualified and limited, including by information in the schedules referenced in the Merger Agreement that Legacy delivered in connection with the execution of the Merger Agreement. Representations and warranties may be used as a tool to allocate risks between the respective parties to the Merger Agreement, including where the parties do not have complete knowledge of all facts, instead of establishing such matters as facts. Furthermore, the representations and warranties may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. These representations and warranties may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this filing. Accordingly, they should not be relied upon as statements of factual information. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Legacy or its affiliates.
This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful under the securities laws of any such jurisdiction.
ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
In connection with the Merger Agreement, on December 21, 2010, Legacy entered into an Amendment (the “Amendment”) to the Legacy Bancorp, Inc. 2006 Equity Incentive Plan (the “Legacy Stock Option Plan”). Pursuant to the Amendment, Section 11 of the Stock Option Plan regarding grants in the event of a change of control has been deleted. The Legacy Stock Option Plan will otherwise remain effective and be maintained by Berkshire as of the effective time of the Merger, subject to any required Berkshire stockholder approval. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto, and is incorporated into this report by reference.
ITEM 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger, dated as of December 21, 2010, by and between Legacy Bancorp, Inc. and Berkshire Hills Bancorp, Inc.

10.1	Amended and Restated Legacy Bancorp, Inc. 2006 Equity Incentive Plan, dated as of December 21, 2010.

99.1	Form of Voting Agreement.

99.2	Press Release issued by Legacy Bancorp, Inc. on December 21, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEGACY BANCORP, INC.
DATED: December 21, 2010	By:	/s/ J. WILLIAR DUNLAEVY
J. Williar Dunlaevy
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of December 21, 2010, by and between Legacy Bancorp, Inc. and Berkshire Hills Bancorp, Inc.

10.1	Amended and Restated Legacy Bancorp, Inc. 2006 Equity Incentive Plan, dated as of December 21, 2010

99.1	Form of Voting Agreement

99.2	Press Release issued by Legacy Bancorp, Inc. on December 21, 2010